R

                            Riviera Holdings Corporation
                           2901 Las Vegas Boulevard South
                                 Las Vegas, NV 89109
                         Investor Relations: (800) 362-1460
                                 TRADED: AMEX - RIV
                                 www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                              INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO               Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                         (208) 241-3704 Voice
(702) 794-9442 Fax                           (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


         RIVIERA HOLDINGS FOURTH QUARTER 2005 CONFERENCE CALL SET FOR MARCH 8

LAS VEGAS, NV - March 1, 2006 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) fourth quarter financial results, the Company will hold a conference call on Wednesday, March 8, 2006 at 2 p.m. Eastern Time.
What:  Riviera Holdings Fourth Quarter 2005 Financial Results
When:  Wednesday, March 8, 2006, 2 p.m. ET/ 11 a.m. PT
Where: http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1214177 or
       -------------------------------------------------------------------
       www.theriviera.com
How:   Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone:   888-889-5602
Replay information:        877-519-4471, code 7082252
Contact information:       Betsy Truax 208-241-3704 or BetsyT@cableone.net

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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